Exhibit 99.1

_________________________________________________

ESSENTIALIS, INC.

FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

__________________________________________________

ESSENTIALIS, INC.
Financial Statements
Years Ended December 31, 2016 and 2015

Accountants and
business advisers

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders of
Essentialis, Inc.

We have audited the accompanying financial statements of Essentialis, Inc. (a Delaware corporation) (the “Company”), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essentialis, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

PKF, LLP | 2020 Camino del Rio North, San Diego, CA 92108
Telephone: (619) 238.1040 | Fax: (619) 237.5177 | Website: www.pkfcalifornia.com

PKF, LLP is a member of the PKF International Limited and Allinial Global, networks of legally independent member firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

Uncertainty Regarding Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the years ended December 31, 2016 and 2015, the Company incurred net losses of approximately $1,222,000 and $977,000, respectively. Future working capital requirements are dependent on the Company's ability to achieve and maintain profitable operations, and to continue its present short-term financing or obtain alternative financing as required. It is not possible to predict the outcome of future operations or whether the necessary alternative financing may be arranged, if needed. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Subsequent Event
As discussed in Note 10 to the financial statements, on March 7, 2017, the Company completed a merger with Capnia, Inc., a Delaware corporation. Our opinion is not modified with respect to that matter.

March 27, 2017 San Diego, California	PKF, LLP (formerly, PKF Certified Public Accountants Professional Corporation)

ESSENTIALIS, INC.

Balance Sheets
	December 31, 2016	December 31, 2015

ASSETS

Cash	$100	$74,701

Total assets	$100	$74,701

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accounts payable	$678,936	$322,025
Bank overdraft	12,439	—
Accrued expenses	1,151,253	839,742
Notes payable	153,662	75,000
Bridge loans	4,352,013	3,980,760

Total liabilities	6,348,303	5,217,527

Commitments and contingencies (Notes 4, 5, 9 and 10)

Stockholders' deficit
Series B Convertible Preferred stock, $0.001 par value; 15,500,000 shares authorized, 11,688,040 shares issued and outstanding	11,688	11,688
Series A Convertible Preferred stock, $0.001 par value; 21,700,000 shares authorized, 19,890,922 shares issued and oustanding	19,891	19,891
Common stock, $0.001 par value; 50,000,000 shares authorized, 4,420,687 shares issud and outstanding	4,420	4,420
Additional paid-in capital	23,814,035	23,797,191
Accumulated deficit	(30,198,237)	(28,976,016)

Total stockholders' deficit	(6,348,203)	(5,142,826)

Total liabilities and stockholders' deficit	$100	$74,701

The accompanying notes are an integral part of the financial statements.

ESSENTIALIS, INC.

Statement of Operations

	Year ended	Year ended
	December 31, 2016	December 31, 2015

Grant revenue	$—	$37,800

Operating expenses:
Legal and professional	562,372	133,264
Salaries and wages	161,774	162,052
General and administrative	134,131	43,464
Contract research	98,019	174,035
Consulting	6,170	145,128

Total operating expenses	962,466	657,943

Loss from operations	(962,466)	(620,143)

Other income (expense):
Interest expense	(326,435)	(356,635)
Gain on extinguishment of debt	66,680	—

Total other expense	(259,755)	(356,635)

Net loss	$(1,222,221)	$(976,778)

The accompanying notes are an integral part of the financial statements.

		ESSENTIALIS, INC.
		Statements of Changes in Stockholders' Deficit
		For the years ended December 31, 2016 and 2015

	Series B Convertible Preferred	Series A Convertible Preferred		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Shares	Amount	Shares	Amount

Balance, December 31, 2014	11,688,040	19,890,922	$31,579	4,420,687	$4,420	$23,707,089	$(27,999,238)	$(4,256,150)
Warrant debt discount with
bridge loan financing	—	—	—	—	—	90,102	—	90,102
Net loss	—	—	—	—	—	—	(976,778)	(976,778)

Balance, December 31, 2015	11,688,040	19,890,922	31,579	4,420,687	4,420	23,797,191	(28,976,016)	(5,142,826)
Warrant debt discount with
bridge loan financing	—	—	—	—	—	16,844	—	16,844
Net loss	—	—	—	—	—	—	(1,222,221)	(1,222,221)

Balance, December 31, 2016	11,688,040	19,890,922	$31,579	4,420,687	$4,420	$23,814,035	$(30,198,237)	$(6,348,203)

The accompanying notes are an integral part of the financial statements.

ESSENTIALIS, INC.

Statements of Cash Flows

	Year ended	Year ended
	December 31, 2016	December 31, 2015

Cash flows from operating activities:
Net loss	$(1,222,221)	$(976,778)
Adjustments to reconcile net loss to net cash
used in operating activities:
Debt discount expense	16,844	90,102
Accrued interest	309,511	266,447
Change in operating assets and liabilities:
Accounts payable	508,164	(22,884)
Bank overdraft	12,439	—
Accrued expenses	2,000	(37,600)

Net cash used in operating activities	(373,263)	(680,713)

Cash flows from financing activities:
Proceeds from bridge loans	320,000	600,000
Payments on note payable	(21,338)	—

Net cash provided by financing activities	298,662	600,000

Net decrease in cash	(74,601)	(80,713)

Cash at beginning of year	74,701	155,414

Cash at end of year	$100	$74,701

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING INFORMATION:

Conversion of accounts payable to note payable	$100,000	—

Conversion of accrued expenses to bridge loan	$51,253	—

The accompanying notes are an integral part of the financial statements.

ESSENTIALIS, INC.
Notes to the Financial Statements

Note 1 – Organization

Essentialis, Inc. (the "Company") was incorporated May 21, 2003 for the purpose of developing pharmaceutical products. The Company is focused on the development of breakthrough medicines to treat rare complex neurobehavioral/metabolic with significant morbidity and mortality. The Company is a development stage business.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting - The Company’s policy is to use the accrual method of accounting and to prepare and present the financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Liquidity - For the years ended December 31, 2016 and 2015, the Company had net losses of $1,222,221 and $976,778, respectively, and accumulated deficit at December 31, 2016 of $30,198,237. In addition, for the years ended December 31, 2016 and 2015, the Company had negative cash flows from operations of $373,263 and $680,713, respectively. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s future cash requirements will depend on many factors, including continued scientific progress in its research and development programs, the scope and results of pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments, and the cost of product commercialization. The Company does not expect to generate a positive cash flow from operations at least until the commercial launch of its first product and possibly later given the expected spending for research and development programs and the cost of commercializing product candidates. Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. There can be no assurance that such capital will be available on favorable terms or at all.

Stock-Based Compensation - The Company uses the fair value based method of accounting for all its stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, Compensation – Stock Compensation. The estimated fair value of the options and warrants that are ultimately expected to vest based on performance related conditions, as well as the options and warrants that are expected to vest based on future service, is recorded over the instrument’s requisite service period and charged to stock-based compensation.  In determining the amount of options and warrants that are expected to vest, the Company takes into account, voluntary termination behavior as well as trends of actual option and warrant forfeitures. The Company estimated future unvested forfeitures at 0% for all periods presented.

The Company accounts for stock-based awards based on the fair market value of the instrument using the Black-Scholes option pricing model utilizing certain weighted average assumptions including stock price volatility, expected term and risk-free interest rates at the grant date. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the stock based award. The expected volatility is based on the historical volatility of the Company’s common stock on monthly intervals. The computation of the expected option term is based on the “simplified method,” as the Company issuances are considered “plain vanilla” options. For stock based awards with defined vesting, the Company recognizes compensation expense over the requisite service period or when designated milestones have been achieved.

ESSENTIALIS, INC.
Notes to the Financial Statements

Note 2 – Summary Significant Accounting Policies (continued)

Reclassifications - Certain financial statement amounts related to prior year presentation have been reclassified in order to conform to the current year presentation.

Prior Period Adjustment - In 2017, the Company discovered that a past employee had vested 21,875 shares of common stock. The number of shares was adjusted retrospectively in the 2016 and 2015 Statement of Changes in Stockholders’ Deficit to account for these shares. This adjustment did not have any impact on total stockholders’ deficit or net loss as of and for the years ended December 31, 2016 and 2015.

Research and Development Costs - The Company expenses its research and development costs as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, facility costs, overhead costs, clinical trial costs, contract services, license agreements and other outside costs.

Income Taxes - The Company accounts for income taxes under ASC 740, Income Taxes, using the asset and liability method. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis for the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption and as of December 31, 2016 and 2015, the Company did not have a liability for unrecognized tax benefits.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2016 and 2015, the Company has no accrued interest or penalties related to uncertain tax positions.

Note 3 – Accrued Expenses

Accrued expenses consisted of the following at December 31:

	2016	2015

Accrued interest	$1,068,023	$758,512
Other	83,230	81,230

	$1,151,253	$839,742

Note 4 – Notes Payable

In February 2014, a vendor to whom the Company was indebted for services provided, agreed to convert the outstanding balance of account payable into a note payable amounting to $75,000. The note is unsecured, bears interest at 8% per annum and was due February 28, 2017 or sooner if there is a change of control, as defined. The balance on this note was $75,000 at December 31, 2016 and 2015, which was paid in full subsequent to year end.

ESSENTIALIS, INC.
Notes to the Financial Statements

Note 4 – Notes Payable (continued)

In May 2016, a vendor to whom the Company was indebted for services provided, agreed to convert the outstanding balance of an account payable into a note payable amounting to $100,000. The note is unsecured, bears interest at 8% per annum, has monthly principal payments of $3,000, and was due January 2, 2017. The remaining balance of this note was $78,662 at December 31, 2016, which was paid in full subsequent to year end.

Note 5 – Bridge Loans

The Company enters into bridge loan agreements with its preferred stockholders through the issuance and sale of secured, convertible promissory notes that typically mature one year after issuance. As each tranche of bridge loans is issued, certain provisions of the previous bridge loans are modified to include the previous balances along with any new financing received and the terms are updated to reflect the most recent agreement. Each time a bridge loan is issued, the Company grants warrants to cover a certain percentage of the financing (“warrant coverage”).

In June 2015, the Company entered into additional bridge loans with its preferred stockholders totaling $600,000, originally set to mature in June 2016. In May 2016, the Company entered into additional bridge loans with its preferred stockholders totaling to $75,000, originally set to mature May 2017. In June 2016, the Company entered into additional bridge loans with its preferred stockholders totaling to $45,000, originally set to mature June 2017. In July 2016, the Company entered into additional bridge loans with its preferred stockholders totaling to $140,000, originally set to mature July 2017. In November 2016, the Company entered into additional bridge loans with its preferred stockholders totaling to $60,000, originally set to mature November 2017. The maturity date for all prior bridge loans was extended to November 17, 2017 in conjunction with the new bridge loan financing. The loans bear an interest rate of 8% per annum and automatically convert into the Company’s Series B Preferred Stock upon a Qualified Equity Financing or change of control, as defined. Due to the issuance of new bridge loans in 2017, all of the bridge loans were further extended through March 2018, however, as a part of the merger with Capnia, Inc. in March 2017, all bridge loans were converted into Company Series B Preferred Stock, which were then surrendered in exchange for shares of Capnia, Inc. common stock (Note 10).

If there is a change of control, the bridge loans plus any accrued interest are converted into preferred stock at $0.73 per share; otherwise, the bridge loans are due and payable in cash. In March 2017, all bridge loans were converted into Company Series B Preferred Stock (Note 10). In addition to the bridge financing, each series of financing included warrants issued to each lender based on their pro-rata share of financing as described in Note 7. The book value of the bridge loans would have been discounted by the value of the warrants issued, however, as the amortization of the discount is typically over one year, the term of each bridge loan, the unamortized discount at each extension and remaining at each year-end is immaterial and has been expensed to interest expense.

In July 2016, one of the Company’s professional service providers to whom the Company was contractually obligated for certain accrued compensation amounts, converted an aggregate of $51,253 past due amounts for prior services initially included in accrued expenses into a bridge loan for the same amount, along with warrants to purchase 7,021 shares of Series B Preferred Stock.

Typically, the Company would record a beneficial conversion feature associated with the conversion feature of the bridge financing as a debt discount and amortize this balance to interest expense using the effective interest method over the life of the bridge loans. However, management believes that there is no value associated with the conversion feature of the convertible bridge loans as of December 31, 2016. Although the Company experienced a chance in control with its acquisition by Capnia, Inc., the bridge loans converted to Company Series B Preferred Stock in March 2017 (Note 10).

ESSENTIALIS, INC.
Notes to the Financial Statements

Note 5 – Bridge Loans (continued)

Bridge loans consisted of the following at December 31:

			2016	2015
Issuance year	Interest rate	Warrant coverage
2011	6%	20%	$1,000,000	$1,000,000
2012	6%	20%	750,000	750,000
2012	8%	10%	600,000	600,000
2013	8%	10%	660,000	660,000
2014	8%	10%	370,760	370,760
2015	8%	10%	600,000	600,000
2016	8%	10%	371,253	—

			$4,352,013	$3,980,760

Interest expense associated with the bridge loans for the years ended December 31, 2016 and 2015 was $315,844 and $350,549, respectively, which included debt discount expenses of $16,844 and $90,102, respectively.

Note 6 – Convertible Preferred Stock

On July 23, 2012, the Company amended and restated its authorized number of shares available to 50,000,000 designated as common stock and 37,200,000 designated as preferred stock, each with a par value of $0.001 per share. The preferred stock currently can be issued in two designated series, 21,700,000 shares of Series A Preferred Stock and 15,500,000 shares of Series B Preferred Stock.

Significant terms of the Series A and B Preferred Stock are as follows:

Conversion - Each share of Series A and B Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance of such shares. The conversion price for Series A is the original Series A price divided by the conversion price for the Series A Preferred Stock in effect at the time of the conversion. The conversion price for Series B is $0.73 divided by the conversion price for the Series B Preferred Stock in effect at the time of conversion.

Each share of Series A and B Preferred Stock automatically converts into common stock immediately upon the earlier of (i) the Company’s sale of at least $0.40 per share of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate gross proceeds to the Company of at least $30,000,000 or (ii) upon consent of at least 60% of the voting power represented by the then outstanding shares of Preferred Stock.

Liquidation Preference - Upon any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the assets and funds of the Company available for distribution to stockholders shall be distributed as follows:

First, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series A Preferred Stock or common stock, an amount equal to $3.65 per share of Series B, as adjusted for any recapitalization event plus all declared and unpaid dividends thereon.

Second, after the full Series B liquidation preference has been paid or set aside, the holders of shares of Series A Preferred Stock shall be entitled to receive an amount of $0.73 per share of Series A preferred stock, as adjusted for any recapitalization event plus all declared and unpaid dividends thereon.

ESSENTIALIS, INC.
Notes to the Financial Statements

Note 6 – Convertible Preferred Stock (continued)

Lastly, after the full Series B and A Liquidation Preference due to holders of Series B and A Preferred Stock have been paid or set aside, the remaining assets of the Company available for distribution to its stockholders, if any, shall be distributed to the holders of common stock, Series A Preferred and Series B Preferred ratably in proportion to the number of shares of common stock then held, or issuable upon conversion of shares of Series A and B then held by each holder until such holders have received an aggregate of three times the original Series A price.

Voting - Each holder of preferred stock shall be entitled to a number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series B Preferred Stock could then be converted and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the common stock.

Dividends - The holders of the issued Series A and B Preferred Stock shall be entitled to receive or simultaneously receive, when, as and if declared by the Board of Directors out of assets legally available therefore, prior and in preference to any declaration or payment of any dividend to common stock dividends at the per share annual rate of $0.0584 per share of Series A and B Preferred Stock. The right to dividends on shares shall not be cumulative and no right shall accrue to holders of Series A and B Preferred Stock nor shall any undeclared or unpaid dividend bear or accrue interest. To date, the Board of Directors has not declared any dividends.

Note 7 – Stock Options and Warrants

Stock Options - The Company follows the guidance of the accounting provisions of ASC 718 Compensation – Stock Compensation, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). In August 2005, the Company’s Board of Directors approved the 2005 Stock Plan (the “Plan”). Under the Plan, the Company may grant up to 2,750,000 shares of incentive stock options to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options granted typically have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant date to four years.

	Years Ended December 31,
	2016			2015
		Weighted	Weighted		Weighted	Weighted
		Average	Average		Average	Average
		Exercisable	Contractual		Exercisable	Contractual
	Units	Price	Life	Units	Price	Life
Outstanding at beginning of year	342,000	$0.10		342,000	$0.10
Granted at fair value	—			—
Exercised	—			—
Canceled/Forfeited	(180,000)	0.10		—
Outstanding at end of year	162,000	$0.10	1.1	342,000	$0.10	2.5
Fully vested at end of year	162,000	$0.10	1.1	342,000	$0.10	2.5

No options were granted, exercised, or canceled during the years ended December 31, 2016 and 2015. The number of forfeited options was 180,000 and 0 during the years ended December 31, 2016 and 2015, respectively. Intrinsic value represents the amount by which the market price of the common stock exceeds the exercise price of the options. The intrinsic value of exercisable options at December 31, 2016 and 2015 was $45,360 and $88,920, respectively. There is no unrecognized compensation cost for unvested stock-based compensation awards as of December 31, 2016. In March 2017, the Company merged with Capnia, Inc., and all unexercised options were terminated (Note 10).

ESSENTIALIS, INC.
Notes to the Financial Statements

Note 7 – Stock Options and Warrants (continued)

Warrants - In connection with the series of bridge financing with its preferred stockholders, the Company issued warrants to purchase shares of Series A and Series B Preferred Stock. The number of warrants issued was variable and is determined by the loan amount multiplied by the warrant coverage and divided by the warrant stock price at the time of issuance. The warrant stock price is either the share price of the Qualified Equity Financing (as defined as a capital raise with a minimum value issued to non-related investors, as defined) or $0.73 per share if no Qualified Equity Financing is raised by maturity date or if there is a change of control. In March 2017, the Company merged with Capnia, Inc., and all Company warrants were either exercised in full or, if not exercised in full, terminated, canceled, or automatically converted into shares of Company common stock or preferred stock (Note 10).

For the May and December 2009 and the January and May 2010 bridge loans issued (the bridge loans were converted into shares of Series A Preferred Stock in 2011), the warrant coverage was 20% of the bridge loan plus 5% per month for each month the bridge loan was outstanding up to 50%. For the December 2011 and March 2012 series of bridge loans issued, the warrant coverage was equal to 20% of the total bridge financing. For the series of bridge loans issued from July 2012 through November 2016, the warrant coverage was equal to 10% of the total bridge financing.

For the years ended December 31, 2016 and 2015, the fair value of the warrants issued totaled $996,770 and $979,926, respectively, using an estimated exercise price of $0.73 per share. This value was recorded to additional paid-in capital and as a discount to the book value of the bridge loans and was to be amortized over the term of the bridge loans to interest expense. However, as each modification to the original warrant is made based on the extension and new bridge financing, each warrant’s life is extended and the fair value is re-computed based on the new estimated fair value, management has elected to expense each modification and new debt discount as each new bridge financing is made. For the years ended December 31, 2016 and 2015, the Company recognized $16,844 and $90,102 of interest expense associated with the debt discount, respectively.

The Company used the Black-Scholes option pricing model to calculate both the initial debt discount and the change in fair value due to each modification, with the following assumptions for the years ended December 31:

	2016	2015

Expected dividend yield	—%	—%
Risk free interest rate	1.2% - 1.7%	1.7%
Expected life in years	5.0	5.0
Volatility	105.7% - 107.7%	116.1%

The remaining warrants available to exercise at December 31, 2016 are as follows:

	Number of
	shares	Exercise	Expiration
Summary of outstanding warrants:	exercisable	price	date
Series A Preferred Stock warrants	330,249	$0.01	1/26/2017
Series A Preferred Stock warrants	511,265	$0.01	5/5/2017
Series B Preferred Stock warrants	835,889	$0.73	11/17/2026

	1,677,403

There were 684,932 and 0 Series A Preferred Stock warrants cancelled during the years ended December 31, 2016 and 2015, respectively.

ESSENTIALIS, INC.
Notes to the Financial Statements

Note 8 – Income Taxes

At December 31, 2016, the Company had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $29,145,000 for Federal income tax purposes. The Federal net operating loss carry forwards begin to expire in 2026. At December 31, 2016, the Company had California net operating losses carry forwards of approximately $25,681,000 that expire in various years beginning in 2017. During the year ended December 31, 2016, $2,810,000 of California net operating losses expired. Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company's net operating loss carry forwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

The Company files income taxes in the U.S. Federal jurisdiction and the state of California. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2013. During the periods open to examination, the Company has net operating losses carry forwards for U.S. Federal and state tax purposes that have attributes from closed periods. Since these net operating losses and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

For the years ended December 31, 2016 and 2015, the Company generated research credits but has not conducted a study to document the qualified activities. This study may result in an adjustment to the Company’s research and development credit carryforwards; however, until a study is completed and any adjustment is known, no amounts are being presented as research and development credits for these years. If an adjustment is required, this adjustment would be offset by an adjustment to the deferred tax asset established for the research and development credit carryforwards and the valuation allowance.

Temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes and net operating loss carry forwards give rise to the Company's deferred tax assets. The components of the Company's deferred tax assets as of December 31, 2016 and 2015 are as follows:

	2016	2015
Deferred tax assets
Net operating loss carry forwards	$11,408,000	$12,141,000
Acquisition costs	161,000	—
Intangibles	13,000	17,000
Other	2,000	2,000
Total deferred tax assets	11,584,000	12,160,000

Valuation allowance	(11,584,000)	(12,160,000)

Net deferred tax assets	—	—

A valuation allowance has been recorded against the deferred tax assets, as the ultimate realization of these assets are considered uncertain at this early development stage of the Company. The change in the valuation allowance for the years ended December 31, 2016 and 2015 amounted to approximately ($576,000) and $356,000, respectively.

ESSENTIALIS, INC.
Notes to the Financial Statements

A reconciliation of the effective tax with the Federal statutory rate is as follow

	2016	2015

Federal income tax benefit at statutory rate	$(416,000)	$(332,000)
Non-deductible expenses	—	31,000
True-ups and expired net operating losses	992,000	—
Change in federal valuation allowance	(576,000)	301,000

Total benefit from taxes	—	—

Note 9 – Commitments and Contingencies

Licenses – In July 2014, the Company entered into a research agreement with a foundation which also provided a grant. Under the terms of the grant and research arrangement, the Company is obligated to pay the foundation a royalty of one percent of all revenues realized from the sale or usage of any product derived from the research. These royalty payments are payable each quarter until the royalty paid equals six times the grant received by the Company.

Litigation - Other than normally recurring legal action, there has not been any additional claims instituted against the Company and management does not believe that there are any matters that may result in litigation that will have a material adverse effect on the financial position of the Company.

Leases - The Company has a month-to-month storage lease in Carlsbad, California.

Note 10 – Subsequent Events

Management has evaluated subsequent events, as defined by ASC 855, Subsequent Events, through the date that the financial statements were available to be issued on March 27, 2017.

The Company entered into two additional bridge loan tranches in 2017 for approximately $1,546,000 with an interest rate of 8% and with warrant coverage of 10%.

On December 21, 2016, the Company entered into a merger agreement (“Merger Agreement”) with Capnia, Inc., a Delaware corporation (“Capnia”). On March 7, 2017, the merger was closed and a certificate of merger was executed. Effective on the date of closing, all Company options that were not exercised were terminated and all Company warrants were either exercised in full or, if not exercised in full, terminated, canceled, or automatically converted into shares of Company common stock or preferred stock. All Company common stock were automatically cancelled and retired. All bridge loans were automatically converted into Company Series B Preferred Stock at $0.73 per share. In conjunction with the merger, Capnia issued 18,916,940 shares of Capnia common stock to stockholders of the Company. Capnia held back 913,379 shares of common stock as partial recourse to satisfy indemnification claims, and such shares will be issued to the Company’s stockholders on the 1 year anniversary of the closing of the merger. Capnia is also obligated to issue an additional 4,566,948 shares of common stock to the Company’s stockholders upon the achievement of a development milestone. Assuming that Capnia issues all of the shares of common stock held back and the development milestone is achieved, Capnia would issue a total of 24,397,267 shares of common stock to the Company’s stockholders. Additionally, upon the achievement of certain commercial milestones associated with the sale of the Company’s product in accordance with the terms of the Merger Agreement, Capnia is obligated to make cash earnout payments of up to a maximum of $30 million to the Company’s stockholders. The merger consideration described above will be reduced by any such shares of common stock issuable, or cash earnout payments payable, to the Company’s management carve-out plan participants and other service providers of the Company in each case, in accordance with the terms of the Merger Agreement. As a result of the merger, Capnia obtained 100% ownership of the Company.